Exhibit 10.9
SEVENTH AMENDMENT OF OFFICE LEASE AGREEMENT
This Seventh Amendment of Office Lease Agreement (“Seventh Amendment”) is entered into as of May 15, 2007, by and between NORTHBOROUGH PARTNERS, LP, a Delaware limited partnership (“Landlord”), and NOBLE ENERGY, INC., a Delaware corporation (“Tenant”).
WHEREAS, EOP-Northborough Tower Limited Partnership, as Landlord (“Original Landlord”), and Tenant executed an Office Lease Agreement dated on or about October 23, 2002, covering space located in the building known as Northborough Tower (the “Building”) in Houston, Texas;
WHEREAS, TX-Northborough Tower Limited Partnership (“Successor Landlord”), as successor-in-interest to Original Landlord, and Tenant executed that certain First Amendment dated as of May 14, 2003, that certain Second Amendment dated as of May 27, 2003, that certain Third Amendment dated as of September 27, 2004, that certain Fourth Amendment dated as of December 28, 2005, that certain Fifth Amendment dated as of February 13, 2007, and that certain Sixth Amendment dated as of _____, 2007, amending such Office Lease Agreement.
WHEREAS, such Office Lease Agreement, as so amended is herein referred to as the “Lease”;
WHEREAS, Landlord has succeeded to the interest of Original Landlord and Successor Landlord in and to the Lease;
WHEREAS, Landlord and Tenant desire to further amend the Lease.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.Definitions. All capitalized terms in this Seventh Amendment shall have the respective definitions as set forth in the Lease, except as otherwise expressly provided herein.
2.    Tenant will have the right to place, maintain and operate (and connect to electrical circuits serving the Premises) a natural gas generator (the “Auxiliary Generator”) at the location identified on the attached Exhibit A for the purpose of providing electrical service to the Premises during any times when regular electric service is interrupted. There shall be no rent or other payments due from Tenant for the space occupied by the Auxiliary Generator. The Auxiliary Generator and all related and appurtenant equipment and facilities installed by Tenant will be and remain Tenant’s property. At the expiration or earlier termination of the Lease, Tenant shall remove the Auxiliary Generator and all related and appurtenant equipment and facilities installed by Tenant, repair any damage caused by the installation or removal, and restore Landlord’s property to the condition which existed prior to installation. The installation, servicing and repair, operation and removal of the Auxiliary Generator and related and appurtenant equipment and facilities shall be solely at the expense of Tenant, and Tenant shall be responsible for its agents, employees and contractors with regard to the installation, servicing and repair, operation and removal. Tenant, at its expense, shall comply with all applicable federal, state, municipal and other laws and ordinances applicable to the Auxiliary Generator and related and appurtenant equipment and facilities.
3.    Tenant shall be solely responsible for all costs and expense of bringing natural gas to the Auxiliary Generator. Tenant shall cause the natural gas service for the Auxiliary Generator to be separately metered in Tenant’s name, shall be solely responsible for all costs and expense of the meter, and shall cause all charges to be billed directly to Tenant.
4.    The person(s) or firm(s) selected by Tenant to install the Auxiliary Generator and related and appurtenant equipment and facilities must be approved by Landlord, which approval will not be unreasonably withheld; provided, however, that connection of the Auxiliary Generator to the Building’s electrical shall be performed by Landlord’s contractor for Tenant’s account and at Tenant’s cost.
5.    Tenant shall, at its sole cost and expense, keep the Auxiliary Generator and all related and appurtenant equipment and facilities in good repair and condition, and shall maintain, in full force and effect at all times during the Term, a preventative maintenance service contract with a reputable service provider for maintenance of the Auxiliary Generator and all related and appurtenant equipment and facilities (the “Maintenance Contract”). The terms and provisions of the Maintenance Contract shall require that the service provider maintain the Auxiliary Generator (and all related and appurtenant equipment and facilities) in accordance with the manufacturer’s recommendations and otherwise in accordance with normal, customary and reasonable practices. Tenant shall provide Landlord with a copy of the Maintenance Contract.
6.    If the existence of the Auxiliary Generator causes the premiums for any of Landlord’s insurance to increase, Tenant shall pay all such increases on demand.
7.    Except to the extent caused by Landlord’s gross negligence or willful misconduct, Tenant agrees to indemnify and hold Landlord harmless from any loss, liability, or cause of action arising out of or in any way related to the Auxiliary Generator or the related and appurtenant equipment and facilities. The provisions of this indemnification supercede and replace Tenant’s indemnity contained in Article XIV A with respect to the Auxiliary Generator and its related and appurtenant equipment and facilities.
8.    Except to the extent caused by Landlord’s gross negligence or willful misconduct, Landlord shall not be responsible and shall have no liability for theft or damage to the Auxiliary Generator or the related and appurtenant equipment and facilities.
9.    Miscellaneous.
a.    Tenant acknowledges that Tenant has no existing claims, defenses (personal or otherwise), or rights of set-off whatsoever with respect to the Lease, and Tenant further acknowledges and represents that to its knowledge no event has occurred and no condition exists which would constitute a Material Default by Landlord under the Lease, either with or without notice or lapse of time, or both.
b.    This Seventh Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. The Lease, as modified by this Seventh Amendment, contains the entire agreement between the parties. In addition, no agreement shall be effective to change, modify or terminate this Seventh Amendment or the Lease in whole or in part unless such is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.
c.    Each signatory of this Seventh Amendment represents hereby that he or she has the authority to execute and deliver this Seventh Amendment on behalf of the party for which such signatory is acting. This Seventh Amendment may be executed in multiple counterparts, all of which together shall constitute one instrument. Faxed or scanned signatures are acceptable.
d.    In the event of any conflict between the Lease and this Seventh Amendment, this Seventh Amendment shall control. The Lease, as amended hereby, is hereby ratified and affirmed, and shall continue in full force and effect.
e.    Submission of this Seventh Amendment by Landlord is not an offer to enter into this Seventh Amendment, but rather a solicitation of such an offer by Tenant. Landlord shall not be bound by this Seventh Amendment until both Tenant and Landlord have executed and delivered this Seventh Amendment.
[Signature page following]

Executed as of the date first set forth above

LANDLORD:

NORTHBOROUGH PARTNERS, LP,
a Delaware limited partnership

By: Northborough Partners GP, LLC, a Delaware limited liability company its general partner

By: CDI Northborough, LP,
a Delaware limited partnership its managing member

By: CDI Northborough Partners, LLC a Delaware limited liability company its general partner

By: ATK, II, LLC,
a Delaware limited liability company, its managing member

By:
Alan T. Kessler, Sole Member

TENANT:

NOBLE ENERGY, INC.,
a Delaware corporation

By:
Robert K. Burleson,
Senior Vice President

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